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                                                                     Exhibit 5.1

                                HALE AND DORR LLP
                               Counsellors at Law
                                 60 State Street
                           Boston, Massachusetts 02109
                         617-526-6000 - fax 617-526-5000

                                February 5, 1997


International Telecommunication
 Data Systems, Inc.
225 High Ridge Road
Stamford, CT  06905

     Re: 1996 Employee Stock Purchase Plan
         ---------------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares (the "Shares") of Common Stock, $.01 par value per share, of International Telecommunication Data Systems, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company, the By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,



                                       /s/ HALE AND DORR LLP